UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2006

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

XOMA has amended its 2002 cross-license agreement with Dyax Corp. Under the 2002 agreement, XOMA received a license to Dyax’s “Ladner” patents, which are relevant to certain aspects of practicing antibody phage display technology, and a license to use one of Dyax’s original antibody phage display libraries. In addition, XOMA is entitled to receive royalty payments for the use of XOMA’s antibody expression technology by Dyax or its collaborators. Under the amendment, XOMA also receives limited quantities of certain biological materials that will allow it to perform several selections using Dyax’s current generation antibody phage display library for the discovery, development and commercialization of therapeutic antibodies independently and with XOMA’s co-development partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2006                                                                       XOMA LTD.

By: /s/  Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary